MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING		ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02
	(A)
CURRENT ASSETS
Cash	1,183,744	1,949,288	2,902,019	2,565,788	2,535,678	2,372,842
Accounts Receivable, Net (Sched. A)	7,281,816	6,425,713	5,507,818	5,839,231	6,011,161	6,078,022	0
Inventory, At Lower Of Cost Or Market	2,821,171	2,821,171	2,821,171	2,814,909	2,745,078	2,745,078
Prepaid Expenses	2,879,186	2,160,488	2,273,638	2,112,345	1,993,344	1,943,092
Collateral held by credit card processors	10,685,625	8,340,044	5,471,609	2,732,765	1,097,635	1,414,034

Total Current Assets	24,851,542	21,696,704	18,976,255	16,065,038	14,382,896	14,553,068	0

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001	19,805,001	17,673,715	17,546,584	17,354,984	17,324,848	0
Less Accumulated Depreciation	12,184,735	12,184,735	10,999,123	10,912,535	10,786,894	10,781,206

Net Property	7,620,266	7,620,266	6,674,592	6,634,049	6,568,090	6,543,642	0

OTHER ASSETS (Describe)	0	0	0	0	0
Deferred debt issuance costs - warrants	686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356	1,373,356	716,906	575,847	575,847	562,555
Total Other Assets	6,358,574	6,288,574	5,632,124	5,491,065	5,491,065	5,477,773	0

TOTAL ASSETS	38,830,382	35,605,544	31,282,971	28,190,152	26,442,051	26,574,483	0

[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted___________________ Signed________________________________

Vivian C. Stewart, Controller

(Printed name of signatory)

MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)		539,974	1,212,399	1,000,475	935,240	827,692	0

Pre Petition Liabilities
Notes Payable - Secured	7,735,867	7,735,867	7,735,867	7,735,867	7,735,867	7,735,867
Priority Debt	23,194,906	21,061,848	18,350,916	16,312,800	15,091,622	14,411,535
Unsecured Debt	65,313,623	64,664,846	65,494,854	65,342,072	65,369,624	66,621,482
Other	0	0	0	0	0

Total Pre Petition Liabilities	96,244,396	93,462,562	91,581,637	89,390,739	88,197,111	88,768,883	0

Total Liabilities	96,244,396	94,002,536	92,794,036	90,391,214	89,132,351	89,596,575	0

STOCKHOLDERS' EQUITY
Preferred Stock	590	590	590	590	590	590
Common Stock	43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(162,974,733)	(162,974,733)	(162,974,733)	(162,974,733)	(162,974,733)	(162,974,733)
Post Filing Date	0	(982,978)	(4,097,051)	(4,787,048)	(5,276,286)	(5,608,078)

Total Stockholders' Equity	(57,414,014)	(58,396,992)	(61,511,065)	(62,201,062)	(62,690,300)	(63,022,092)	0

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,830,382	35,605,544	31,282,971	28,190,152	26,442,051	26,574,483	0

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	12/31/02

GROSS SALES (INCOME)	2,250	16,026	10,202	8,228	5,333		42,039

COST OF GOODS SOLD
Materials	0	0	0	0			0
Labor - Direct	0	0	0	0			0
Manufacturing Overhead	0	0	0	0			0

Total Cost of Goods Sold	0	0	0	0	0	0	0

GROSS PROFIT	2,250	16,026	10,202	8,228	5,333	0	42,039

OPERATING EXPENSES
Selling and Marketing	0	0	0				0
Executive & Mgmt. Salaries	196,151	132,102	60,556	32,067	35,163		456,038
Office & Other Salaries	55,483	28,132	10,581	8,763	6,869		109,828
Rent (B)	274,768	200,264	27,211	14,701	14,701		531,645
Chargeback Fees and Write-offs - Attachment 2		983,639	259,773	171,698	85,728		1,500,839
Other - Attachment 2	219,451	26,715	161,715	135,521	97,208		640,610

Total Operating Expenses	745,852	1,370,852	519,837	362,750	239,670	0	3,238,960

OTHER EXPENSES
Quarterly Fees	1,875	1,875	1,250	1,250	1,250		7,500
Depreciation							0
Loss on Disposition of Assets - Attachment 3		1,602,123	107,497	18,064	13,782		1,741,466
Interest				6,817			6,817
Attorney's Fees	237,500	155,249	71,615	108,585	82,423		655,372
Other Professional Fees	0						0

Total Other Expenses	239,375	1,759,247	180,362	134,716	97,455	0	2,411,156

Total Expenses	985,227	3,130,099	700,199	497,466	337,125	0	5,650,116

NET INCOME (LOSS)	(982,978)	(3,114,073)	(689,997)	(489,238)	(331,792)		(5,608,077)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

STATEMENT OF SOURCE AND USE OF CASH

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	12/31/02
CASH DIFFERENCE
Current Ending Cash Balance	1,949,288	2,902,019	2,565,788	2,535,678	2,372,842	0	1,183,744
Less Ending Prior Month Balance	1,183,744	1,949,288	2,902,019	2,565,788	2,535,678	0	2,372,842

NET CASH INCREASE(DECREASE)	765,544	952,731	(336,231)	(30,110)	(162,836)		1,189,098

SOURCES OF CASH
Income (Loss) From Operations	(982,978)	(3,114,073)	(689,997)	(489,238)	(331,792)	0	(5,608,077)
Add: Non-cash items (Depr. & Amort.)	0	0	0	0	0	0	0

Cash Generated From Operations	(982,978)	(3,114,073)	(689,997)	(489,238)	(331,792)	0	(5,608,077)

Add: Decrease in Assets
Accounts Receivable	856,103	917,895	0	0	0	0	1,773,998
Inventory	0	0	6,262	69,831	0	0	76,093
Prepaid Expenses	718,698	0	161,293	119,001	50,252	0	1,049,244
Property, Plant & Equipment	0	945,674	40,543	65,959	24,448	0	1,076,624
Other Current Assets	2,345,581	2,868,435	2,738,843	1,635,129	0	0	9,587,988
Other Assets	70,000	656,450	141,059	0	13,292	0	880,801

Increase in Liabilities:
Post Petition Liabilities	539,974	672,425	0	0	0	0	1,212,399
Pre Petition Liabilities	0	0	0	0	571,772	0	571,772

TOTAL SOURCES OF CASH	3,547,378	2,946,806	2,398,004	1,400,682	327,972	0	10,620,842

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable	0	0	331,413	171,930	66,861	0	570,204
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	0	113,150	0	0	0	0	113,150
Property, Plant & Equipment	0	0	0	0	0	0	0
Other Current Assets	0	0	0	0	316,399	0	316,399
Other Assets	0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities	0	0	211,924	65,235	107,548	0	384,707
Pre Petition Liabilities	2,781,834	1,880,925	2,190,898	1,193,628	0	0	8,047,285

TOTAL USE OF CASH	2,781,834	1,994,075	2,734,235	1,430,793	490,808	0	9,431,745

NET CASH INCREASE (DECREASE)	765,544	952,731	(336,231)	(30,111)	(162,836)	0	1,189,097

	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A
	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:_8/31/02________________	6,424,769	88,531	2,530,704	48,722	326,206	3,430,605
% of Total	100%	1.38%	39.39%	0.76%	5.08%	53.40%

Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

	SCHEDULE OF FIXED ASSETS				SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

FIXED ASSETS - Net Book Values:
Rotables	2,946,226	2,946,226	2,917,885	2,883,140	2,883,140
Office Equipment	2,175,699	2,175,699	2,175,699	2,150,756	2,126,639
Aircraft Improvements	802,581	11,968	-	-	-
Ground Equipment	806,159	806,159	806,159	806,159	806,159
Tools and Caliberated Tools	345,041	345,041	344,806	344,806	344,806
Leasehold Improvments	198,160	43,098	43,098	43,098	43,098
Vehicles	179,457	179,457	179,457	179,457	179,457
Furniture and Fixtures	166,944	166,944	166,944	160,674	160,344
Other_________________

TOTAL FIXED ASSETS - Net Book Value	7,620,266	6,674,592	6,634,049	6,568,090	6,543,642	0
	SCHEDULE OF POST PETITION DEBT				SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

TRADE ACCOUNTS PAYABLE		477,886	387,817	379,324	354,317

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes	36,000	0
Franchise Taxes	5,000	10,000	15,000	20,000	25,000

TOTAL TAXES PAYABLE	41,000	10,000	15,000	20,000	25,000	0

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	404,270	184,722	211,060	201,895	198,934
Payroll	94,706	77,070	9,881	10,105	14,148
Accrued Attorney's Fees		189,721	158,843	198,266	208,718
Accrued Chargeback Processing Fees		273,000	217,875	125,650	26,575

TOTAL OTHER LIABILITIES	498,976	724,513	597,658	535,916	448,375	0

TOTAL POST PETITION DEBT	539,976	1,212,399	1,000,475	935,240	827,692	0
Other Assets - Attachment 1
		7/31/2002	8/31/2002	9/30/2002	10/31/02	11/30/02	12/31/02
		Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	495,620.00	495,620.00	495,620.00	495,620.00	495,620.00
Pittsburgh	PaineWebber Inc.	69,904.00	69,904.00	69,904.00	13,291.92	13,291.92	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	645,909.68	84,447.81	0.00	0.00	0.00
Seabury	737s	94,987.48	94,987.48	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81	1,373,355.81	716,906.46	575,846.57	575,846.57	562,554.65

(1) New Aircraft Finders Fee for all leased aircraft that had been formally rejected by 9/30/02 were written off in September. Remaining amount written off for return of aircraft N135NJ in October.

						Attachment 2

			Aug 02	Sept 02	Oct 02	Nov 02	Dec 02
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks		$ -	$ 799,025	$ 217,875	$ 125,650	$ 50,930
	Chargeback write-offs	(3)	-	184,614	41,898	46,048	34,798
			$ -	$ 983,639	$ 259,773	$ 171,698	$ 85,728

Other operating expenses
	Insurance/General		$ 45,147	$ 41,230	$ 38,293	$ 35,901	$ 35,474
	Revenue acctg fees		79,994	25,000	25,000	25,000	25,000
	LOC legal fees		-	-	-	-	10,525
	Phone/data lines		67,167	49,735	34,156	29,637	6,256
	Ad-hoc labor		1,705	1,570	7,912	9,847	5,063
	Property/Franchise taxes	(2)	41,000	(31,000)	5,000	5,000	5,000
	Other		16,876	8,429	4,356	5,685	2,712
	Payroll taxes		16,536	9,388	3,397	2,377	2,423
	Freight		6,912	1,165	2,612	3,157	1,422
	Board of Director fees		-	6,848	3,333	4,167	1,389
	ADP (payroll processing fees)		3,151	2,125	1,303	648	1,037
	Employee T&E		6,915	7,319	5,137	779	571
	Email service provider		761	761	-	481	232
	Copier/fax rentals		6,413	5,753	104	104	104
	Aircraft hull insurance		40,073	29,860	3,107	-	-
	Insurance broker fees		12,500	12,500	12,500	-	-
	Software maintenance agreements		11,375	2,408	-	-	-
	Sabre hosting fees		10,000	10,000	10,000	-	-
	Aircraft ferrying costs (Finova)		8,384	-	-	-	-
	Utilities		8,074	10,395	5,505	3,227	-
	Office supplies		1,468	328	-	53	-
	Newspaper notices to creditors		-	-	-	9,457	-
	Security fees		-	5,400	-	-	-
	Reimbursement of aircraft ferry cost (Finova)		(15,000)	-	-	-	-
	Investor payments	(1)	(150,000)	(172,500)	-	-	-

			$ 219,451	$ 26,715	$ 161,715	$ 135,521	$ 97,208

(1)

Payments received from Investor as per Final Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing dated Sept. 4, 2002 and Final Order on Second Motion of Vanguard Airlines, Inc. for Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing, dated Sept. 17, 2002. These receipts are shown here as a reduction of expenses incurred while Investor performed due diligence efforts (some of which are in other expense categories.) Note, however, that this amount has been approved as a non-interest bearing DIP financing payable by Debtor only in the event a competing bid is accepted by Debtor.

(2)	September amount includes a reversal of $36,000 of personal property taxes accrued in July. July accrual was determined to be inappropriate for post-petition activity.
(3)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.

				Attachment 3

	Aug 02	Sept 02	Oct 02	Nov 02	Dec 02

Sales of assets
Net proceeds	$ -	$ -	$ 23,754	$ 117,726	$ 10,666
Net book value	-	-	34,835	135,790	34,651
Loss on sale	-	-	11,081	18,064	23,985

Write-off aircraft improvements on rejected leased aircraft	-	790,612	11,968	-	-

Write-off aircraft finders fees on rejected leased aircraft	-	656,449	84,448	-	-

Write-off leasehold improvements related to rejected leased facilities	-	155,062	-	-	-

	$ -	$ 1,602,123	$ 107,497	$ 18,064	$ 23,985